CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated July 27, 2012, on the financial statements of HNP Growth and Preservation Fund, a series of PFS Funds, as of May 31, 2012, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the PFS Funds’ Registration Statement on Form N-1A.

/s/Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd. Westlake, Ohio September 25, 2012